UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On December 1, 2014, RadioShack Corporation (the “Company”) received a notice of default and acceleration, dated December 1, 2014 (the “Notice of Default”), from the SCP Agent (defined below) asserting that events of default have occurred and are continuing under the Credit Agreement, dated as of December 10, 2013 (the “SCP Credit Agreement”), among the Company, certain subsidiaries of the Company that are designated as credit parties, the lenders party thereto (the “SCP Lenders”) and Salus Capital Partners, LLC (“Salus”), as agent for the SCP Lenders (in such capacity, the “SCP Agent”). In addition to asserting Events of Default, the Notice of Default also includes a demand by the SCP Agent for the immediate payment in full by the Company of the $250 million term loan outstanding under the SCP Credit Agreement, together with all accrued and unpaid interest thereon (all of which interest that was due on December 1, 2014 having been paid in full on that date) and any other amounts owing to the SCP Lenders thereunder.

The SCP Agent alleges in the Notice of Default that the Company entered into “affiliate” transactions in breach of the provisions of the SCP Credit Agreement by entering into (1) the Recapitalization and Investment Agreement, dated as of October 3, 2014, between the Company and General Retail Holdings L.P. (“GRH”), (2) the Loan Sale Agreement, dated as of October 3, 2014, by and among General Electric Capital Corporation (the “GE Capital”), the other entities listed as sellers, GRH and General Retail Funding LLC, the Company, certain subsidiaries of the Company, and solely with respect to Section 7(h), Standard General Master Fund L.P., Standard General OC Master Fund L.P., Standard General Limited and Standard General Focus Fund L.P., and (3) the First Amendment to Credit Agreement, dated as of October 3, 2014, among the Company, certain subsidiaries of the Company that are designated as credit parties, the lenders thereto and Cantor Fitzgerald Securities, as successor agent for the lenders (the “First Amendment”) and the other documents related thereto.

The SCP Agent also alleges in the Notice of Default that (1) the obligations outstanding under the Credit Agreement, dated as of December 10, 2013 (as amended by the First Amendment, the “ABL Credit Agreement”), among the Company, certain subsidiaries of the Company that are designated as credit parties, the lenders party thereto and Cantor Fitzgerald Securities (as successor to GE Capital), as agent for such lenders (in such capacity, the “ABL Agent”) exceed the amounts that are permitted under the SCP Credit Agreement, (2) the First Amendment breached the SCP Credit Agreement by making conditions that might be satisfied in order for the Company to make payments on account of the obligations under the SCP Credit Agreement more difficult to satisfy, and (3) a ratio of the liquidation value of inventory to the cost of such inventory contained in a borrowing base certificate delivered by the Company under the ABL Credit Agreement was greater than that which was required to be utilized under the ABL Credit Agreement and resulted in additional credit being made available to the Company, in each case, in violation of the SCP Credit Agreement.

The SCP Agent alleges in the Notice of Default that the foregoing matters constitute continuing events of default under the SCP Credit Agreement.

If it is determined that an event of default has occurred and is continuing under the SCP Credit Agreement, then such event of default would also constitute an event of default under the ABL Credit Agreement. However, the Company has been advised by the lenders holding a majority of the loans and commitments under the ABL Credit Agreement that they do not currently intend to assert any such event of default under the ABL Credit Agreement. If the maturity of the obligations outstanding under the SCP Credit Agreement is validly accelerated, then an event of default would occur under the Indenture, dated as of May 3, 2011, by and among the Company, the Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, which governs our $325 million of 6.75% Senior Notes. The occurrence of any such events of default under these other debt arrangements would permit the lenders thereunder (or the agent or trustee acting on their behalf) to declare all amounts outstanding thereunder to become immediately due and payable and to exercise other remedies set forth in the applicable debt documents.

The foregoing description of the Notice of Default is not complete and is qualified in its entirety by reference to the full text of the Notice of Default, a copy of which is filed on Exhibit 99.2 hereto and incorporated herein by this reference.

Item 7.01.	Regulation FD Disclosure

The Company disagrees with the assertions contained in the Notice of Default that any event of default has occurred. As such, because we believe the alleged events of default do not exist, we also do not believe that the demand for the immediate payment of all obligations outstanding under the SCP Credit Agreement has any merit. The Company intends to vigorously contest the allegations contained in the Notice of Default through appropriate legal proceedings against the term lenders under the SCP Credit Agreement, including a possible declaratory judgment action. The Company also intends to focus on the execution of its business plan and operations during the Holiday season, to continue to pursue its previously announced recapitalization transactions, and to seek to minimize any disruption that might result from the Notice of Default.

On December 2, 2014, in response to the Notice of Default, the Company published a press release, a copy of which is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated December 2, 2014

99.2	Notice of Default and Acceleration, dated December 1, 2014

Forward Looking Statements.

This report (including the documents furnished as Exhibits to this report) contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s current views. These statements can be identified by the fact that they include words like “our position,” “believe,” “estimate,” “expect,” “intend,” “project,” “guidance,” “plan,” “outlook” and other words with similar meaning. These statements involve a number of risks and uncertainties that could cause actual results or circumstances to differ materially from those expressed or implied in our forward-looking statements, including the possibility that the Company may be unable to successfully dispute the allegations of defaults under the term loan credit facility, the potential consequences of those allegations, including potential adverse effects on relationships between the Company and its business partners, other creditors (including in relation to cross-default provisions in our other credit agreement or debt indenture) and third parties, including suppliers and customers, the potential inability of the Company to successfully complete proposed restructuring transactions and the Company’s turnaround plan and the continued availability of working capital financing. Any or all of these matters would have a material adverse effect on RadioShack’s liquidity and financial viability. Additional information regarding these and other factors is included in RadioShack’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended Dec. 31, 2013 and Quarterly Reports on Form 10-Q. We specifically disclaim any duty to update any of the information set forth in this report, including any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: December 2, 2014	/s/ Holly Felder Etlin
Holly Felder Etlin
Interim Chief Financial Officer
(principal financial officer)

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated December 2, 2014

99.2	Notice of Default and Acceleration, dated December 1, 2014